UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2017, Willis Towers Watson Public Limited Company (the “Company”) announced that Mr. Michael J. Burwell will become the Company’s new Chief Financial Officer, effective October 2, 2017.

Mr. Burwell, 53, will join the Company with over 30 years of finance experience from his tenure at PricewaterhouseCoopers LLP, where he has served as a Senior Partner driving Transformation activities with various clients across industries since 2016. Mr. Burwell has served in various senior leadership roles at PricewaterhouseCoopers, including, most recently, Vice Chairman, Global and US Transformation Leader from 2012 to 2016, Vice Chairman, US Operations Leader (COO) and Chief Financial Officer from 2007 to 2012, and Leader of the Transaction Services practice from 2005 to 2007.

An offer letter, dated August 17, 2017, (the “Agreement”), sets forth the terms of Mr. Burwell’s employment: (i) an annual base salary of $750,000; (ii) a target bonus of 125% of his base salary (with a 2017 bonus of $937,500); (iii) participation in the Company’s Long-Term Incentive Program (“LTIP”), with an annual target award of 200% of his base salary; and (iv) a sign-on bonus of $1,450,000 (which is subject to repayment if he voluntarily leaves the Company’s employ or is terminated with cause within the first 12 months). The 2017 LTIP will not be prorated. The form of 2017 LTIP award for Mr. Burwell has not yet been determined. The sign-on bonus and a portion of the 2017 incentive awards were to partially offset foregone retirement benefits.

Additional benefits include participation in the benefit plans available to full-time US employees. Mr. Burwell will be eligible to participate in the Company’s retirement program, valued at approximately $165,000 annually. In his first year of employment, approximately $106,000 of the value will be provided through restricted Company shares to reflect the benefits Mr. Burwell will not be eligible to receive due to a required waiting period as defined in the retirement program. In addition, consistent with his qualified pension plan benefits, the Company will vest his non-qualified pension benefits after he has attained five years of service.

In the event Mr. Burwell’s employment is involuntarily terminated for any reason other than Good Cause (as defined in the Agreement), he will be eligible to receive severance compensation equal to 12 months base salary at the time of termination, plus his target bonus. These severance payments are contingent upon the execution of a severance agreement and release in the form the Company provides.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is attached as Exhibit 10.1 and incorporated herein by reference.

Mr. Burwell and the Company will also enter into the Company’s standard form of directors’ and officers’ deed of indemnity and indemnification agreement, pursuant to which, among other things, the Company agrees to indemnify its directors and officers and advance certain expenses to the fullest extent permitted by applicable law. The foregoing description of the deed of indemnity and indemnification agreement is qualified in its entirety by reference to the full text of such agreements which are attached as Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

There are no familial relationships between Mr. Burwell and any other executive officer or director of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Burwell or any member of his immediate families had or will have any interest, which are required to be disclosed by Item 404(a) of Regulation S-K.

The Company plans to enter into a short-term consulting arrangement with Roger Millay for the period post October 2, 2017 to assist in the transition in responsibilities to Mr. Burwell.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter, dated August 17, 2017, from John Haley*

10.2	Form of Deed of Indemnity of Willis Towers Watson Public Limited Company (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on January 5, 2016)

10.3	Form of Indemnification Agreement of Willis North America, Inc. (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by the Company on January 5, 2016)

99.1	Press Release dated August 21, 2017*

* Filed herewith

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2017	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Matthew Furman
Name: Matthew Furman
Title: General Counsel

Index to Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated August 17, 2017, from John Haley*

10.2	Form of Deed of Indemnity of Willis Towers Watson Public Limited Company (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on January 5, 2016)

10.3	Form of Indemnification Agreement of Willis North America, Inc. (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by the Company on January 5, 2016)

99.1	Press Release, dated August 21, 2017*

* Filed herewith

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